Exhibit 99.1

ENDI Corp. Announces Closing of Previously Announced Business Combination

Richmond, VA - August 11, 2022 - ENDI CORP. (the “Company”) (OTC: ENDI), announced the closing of the business combination contemplated pursuant to the terms of the previously disclosed Agreement and Plan of Merger dated December 29, 2021, as subsequently amended, by and among the Company, Enterprise Diversified, Inc., Zelda Merger Sub 1, Inc., Zelda Merger Sub 2, LLC, CrossingBridge Advisors, LLC, and Cohanzick Management, LLC.

With the closing, the Company’s Class A common shares are expected to begin trading on the OTC under the Company’s new symbol “ENDI” on August 12, 2022.

The merger was approved by the stockholders of Enterprise Diversified, Inc. on August 9, 2022.  As a result of the closing of the business combination, the stockholders of Enterprise Diversified, Inc. became stockholders of the Company and the owner of CrossingBridge Advisors, LLC became a stockholder of the Company.

The Company will be led by David Sherman who will serve as a director and Chief Executive Officer. Mr. Thomas McDonnell will serve as non-executive Chairman. In addition to Mr. Sherman and Mr. McDonnell, the board will include Mr. Mehendra Gupta, Mr. Steven Kiel and Ms. Abigail Posner.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements are not guaranties of future performance, and actual results may differ materially from those forecasted.

The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words "believe," "anticipate," "intends," "estimate," "forecast," "project," "plan," "potential," "may," "should," "expect," "pending," and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs, or projections.